Exhibit 99.1

News Release
For immediate release

Christy McElroy
904 598 7616
ChristyMcElroy@regencycenters.com

Regency Centers Releases Annual Corporate Responsibility Report for 2023

JACKSONVILLE, Fla. (May 16, 2024) – Regency Centers Corporation (“Regency”, “Regency Centers” or the “Company”) (Nasdaq:REG) today released its 2023 Corporate Responsibility Report highlighting the Company’s environmental, social, and governance progress and achievements. The report can be found on the Corporate Responsibility page of Regency’s website.

“As a foundational strategy for Regency, embodied responsibility will continue to enable the long-term sustainability and success of our business, creating value and benefits for our shareholders, other stakeholders, and the environment,” said Lisa Palmer, President and Chief Executive Officer. “It is embedded in how we develop and operate our properties, interact with our communities, engage with our employees, and connect with our investors and partners.”

Regency’s 2023 Corporate Responsibility Report details the Company’s continued commitment to corporate responsibility and transparent disclosure. The report also highlights recent awards and recognition, as well as notable progress made within Regency’s four pillars of corporate responsibility:

Our People

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Achieved a record high Employee Engagement score of 88%
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Received the Healthiest Companies Award from the First Coast Workplace Wellness Council for the 15th consecutive year
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Partnered with Project Destined, a leading internship program, and continued its commitment to the Management Leadership for Tomorrow (MLT) Racial Equity at Work Certification Program
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Included in the Bloomberg Gender-Equality Index

Our Communities

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Together with its employees, contributed approximately $1.7 million to charitable causes
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Employees volunteered 3,000+ hours to local communities
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Joined industry peers and the 988 Suicide & Crisis Lifeline in the “Signs of HOPE” campaign
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Recognized among the “Best Places to Work” by the Jacksonville Business Journal

Ethics and Governance

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One of only 40 S&P 500 companies led by a female CEO
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Board gender and ethnic diversity representation of 45%
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Ranked 6th overall on Newsweek’s Most Responsible Companies List, and 1st in the “Real Estate and Housing” industry
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Achieved the highest score of “1” in ISS’ Environmental and Governance QualityScore categories

Environmental Stewardship

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Continued progress toward the 2030 Scope 1 and 2 greenhouse gas emissions (GHG) reduction target, aligned with and endorsed by the Science Based Targets initiative (SBTi), with a cumulative reduction of 18% from the 2019 baseline year
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Exceeded the 2030 onsite renewable energy goal, driven by continued growth in Regency’s onsite solar program
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Launched a new green building taskforce to reignite Regency’s Green Building Certification Program
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Recognized as a Peer Group Leader from GRESB® for sustainability leadership, and earned Green Star “A” for public disclosure for the 9th consecutive year

About Regency Centers Corporation (Nasdaq:REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Certain statements in this report may be “forward-looking statements.” These statements are based on the current beliefs of Regency Centers and are subject to numerous risks, uncertainties and changes in circumstances, some of which may be unknown today. These statements are not guarantees of future results, goal achievement or outcomes. Similarly, statements about our goals, objectives and targets to positively impact climate and environmental-related issues, such as emission-reduction roadmaps and targets to drive toward net zero and other emissions and climate-related goals, are also forward-looking statements. Actual results, achievement of goals and financial condition may differ materially from those anticipated or expected from or represented by these statements due to a variety of factors, including, among others, socio-demographic and economic trends, energy prices, the pace, cost and effectiveness of technological innovations, climate-related conditions and weather events, legislative and regulatory changes and other unforeseen events or conditions, the potential impacts of climate change on our business and our ability to mitigate them, and reference is made to the precautionary statements and risk factors included in Regency Centers’ filings with the Securities and Exchange Commission (SEC), including the Risk Factors disclosed in Item 1A of the Company’s most recent Annual Report on Form 10-K, and subsequent quarterly filings. Any forward-looking statements made by or on behalf of Regency Centers speak only as to the date they are made, and Regency Centers does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. In addition, while this report describes potential future events that may be significant, the significance of those potential events should not be read as equating to materiality as the concept is used in Regency Centers’ filings with the SEC.

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